UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 7, 2014
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Crexendo, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On July 16, 2014, a trust affiliated with Steven G. Mihaylo, the Chief Executive Officer of Crexendo Inc. (the “Company”), among other parties, filed an action against Internet America, Inc. (“IA”), William E. Ladin, Jr., Randall J. Frapart, Raymond L. Horn, Dean L. Greenberg and Justin McClure et.al (“the Action”) seeking to compel IA to hold an annual meeting, among other actions. The action was filed in Harris County, Texas.

On September 8, 2014, the defendants in the Action filed a pleading entitled “Defendant’s Plea to the Jurisdiction, Special Exceptions, Motion to Disqualify, and Original Answer Thereto” (the “Pleading”).  The Pleading also sought to disqualify the attorney for the plaintiffs in the Action (Jeffrey G. Korn, the Company’s Chief Legal Officer).  The Pleading alleged in part that the Company was using the Action in an attempt to acquire IA and further that, due to that potential conflict, Mr. Korn should not be allowed to represent the plaintiffs in the Action.

The Company had previously indicated through the filing of a Current Report on Form 8-K on March 28, 2014 that it was interested in initiating discussions regarding the potential acquisition of the outstanding capital stock of IA.  Subsequently, the Company filed a Current Report on Form 8-K on May 6, 2014 detailing that it was withdrawing its offer to acquire the outstanding capital stock of IA.  Subsequent to the filing of that Form 8-K, the Company has declined to take part in discussions with IA’s investment banking advisors regarding the potential acquisition, informing those advisors that the Company no longer had any interest in acquiring the outstanding stock of IA.

The Company is filing this Current Report on Form 8-K for the purpose of confirming that, notwithstanding the allegations asserted by IA against the Company in the Action and otherwise, the Company currently has no interest in acquiring the outstanding shares of capital stock of IA.

This Current Report on Form 8-K speaks as of the date hereof and reflects only the current intentions of the Company.  By filing this Current Report, the Company makes no representation regarding its further intentions or activities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crexendo, Inc.

Dated: October 7, 2014	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer